UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HAYNES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1185400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1020 West Park Avenue Kokomo, Indiana 46904-9013
(765) 456-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name of each exchange on which
Title of each class to be so Registered	each class is to be Registered
Common Stock, par value $.001 per share	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-140194

Securities to be registered pursuant to Section 12(b) of the Act: Common Stock, par value $.001 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Amendment No. 1 to our Form 8-A filed with the Securities and Exchange Commission on January 31, 2007 amends the name of the exchange on which our securities are to be registered. No other changes are made to the Form 8-A.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Haynes International, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-140194) initially filed with the Securities and Exchange Commission on January 25, 2007, as amended from time to time, and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.  Description

3.1*               Amended and Restated Certificate of Incorporation

3.2*               Amended and Restated By-laws

4.1*               Specimen Common Stock Certificate

4.4*               Rights Agreement dated as of August 13, 2006 between Haynes International, Inc. and Wells Fargo Bank, N.A., as Rights Agent

4.5*               Form of Right Certificate

4.6*               Certificate of Designations of Series A Junior Participating Preferred Stock of Haynes International, Inc.

*Previously filed by Haynes International, Inc. as an exhibit of the same number to the Registration Statement on Form S-1 (File No. 333- 140194) initially filed with the Securities and Exchange Commission on January 25, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 15, 2007
HAYNES INTERNATIONAL, INC.

	By:	/s/ ANASTACIA S. KILIAN
Anastacia S. Kilian, Vice President —
General Counsel and Corporate Secretary